Exhibit 10.1

Notice of Grant of Option

and

Terms and Conditions of Option

Grantee:	[Name]	Option Number:	[_________]
	[Address]	Plan:	2013
	[Address]	ID:	[_________]

Effective [            ] (the “Award Date”), you (the “Grantee”) have been granted a nonqualified option (the “Option”) to buy [            ] Ordinary Shares1 of Norwegian Cruise Line Holdings Ltd. (the “Company”) at a price of $[            ] per share1 (the “Exercise Price”).

The aggregate Exercise Price of the shares subject to the Option is $[            ].1

The Option will expire on [            ], 2020 (the “Expiration Date”).1,2

Vesting Schedule:

Time-Based Options: [Fifty percent (50%)] of the total number of Ordinary Shares subject to the Option (the “Time-Based Options”) will be or become vested as follows:2

Number of Ordinary Shares Subject to the Option	Time-Based Vesting Schedule
[_____]	This number of Time-Based Options will be fully vested on the Award Date.
[_____]	This number of Time-Based Options will vest in substantially equal annual installments on each of [Insert Vesting Dates]
[_____]	This number of Time-Based Options will vest in substantially equal annual installments on each of [Insert Vesting Dates]
[_____]	This number of Time-Based Options will vest in substantially equal annual installments on each of [Insert Vesting Dates]

Performance-Based Options: [Fifty percent (50%)] of the total number of Ordinary Shares subject to the Option (the “Performance-Based Options”) will vest upon the occurrence of a Realization Event (as defined below) based on the amount of Realized Cash (as defined below) received by the Investor (as defined below) in that Realization Event as follows:2

If the Realized Cash Exceeds the Following Multiple of Invested Capital	Then the Following Number of Performance- Based Options will Vest
1x	[_____]
2x	[_____]
[2.25x]	[_____]

The Investor’s receipt of Realized Cash in any prior Realization Event(s) shall be aggregated with any Realized Cash received in any subsequent Realization Event when determining whether the multiples of Invested Capital listed in the table above have been achieved upon any Realization Event (e.g., to the extent any Performance-Based Options have not vested upon the occurrence of a Realization Event, such Performance-Based Options shall (subject to Section 5 of the Terms (as defined below) and Section 7.2 of the Plan) continue

[1]	Subject to adjustment under Section 7.1 of the Plan.
[2]	Subject to early termination under Section 5 of the Terms and Section 7.2 of the Plan.

to be eligible to vest upon a subsequent Realization Event as long as the Investor still holds Investments). The Administrator shall determine whether the multiples of Invested Capital listed in the table above have been achieved upon any Realization Event. In no event shall more than the number of Performance-Based Options set forth in the table above vest based on the Realized Cash received by the Investor in any and all Realization Events. Any Performance-Based Options that are unvested following a Realization Event where the Investor sells or otherwise transfers 100% of the Investments then held by the Investor shall automatically terminate and be forfeited as of the date of such Realization Event.

Upon a Sale of the Company (as such term is defined in the Amended and Restated Shareholders’ Agreement of the Company dated as of January [__], 2013, as amended), (a) all of your then-outstanding Time-Based Options will be treated as provided for in Section 7.2 of the Plan; and (b) with respect to any of your then-outstanding and unvested Performance-Based Options, the vesting of such Performance-Based Options will be determined based on the achievement of the Investor’s multiples of Invested Capital as of the date of the Sale of the Company in accordance with the provisions of this Notice of Grant, and any such Performance-Based Options that are unvested after giving effect to such determination will automatically terminate and be forfeited as of such date. Any Performance-Based Options that are vested as of the date of the Sale of the Company after giving effect to the determination in the preceding sentence will be treated as provided for in Section 7.2 of the Plan.

For purposes of this Notice of Grant, the following definitions shall apply:

“Realization Event” means any receipt of cash dividends, distributions or sale proceeds by the Investor with respect to its Investments (other than as a result of a sale or other transfer to another Person that is also an Investor). For purposes of clarity, Realization Events shall include, without limitation, any sale or other transfer of an Investment by the Investor in exchange for cash to a Person that is not an Investor, any ordinary or extraordinary cash dividends received by the Investor with respect to an Investment and any other cash distributions received by the Investor with respect to an Investment.

“Realized Cash” means the amount of cash dividends, distributions or sale proceeds received by the Investor on a Realization Event.

“Investor” means (i) AAA Guarantor Co-Invest VI (B), L.P., AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners VI, L.P., and Apollo Overseas Partners (Germany) VI, L.P., together with (ii) each of their respective affiliates, and together with (iii) any other investment fund or vehicle managed by Apollo Global Management, LLC or any of its affiliates. Investor shall not include Star NCLC Holdings Ltd., TPG Viking L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P., TPG Viking AIV III, L.P. and any successor investment fund or vehicle to any of these entities.

“Investment” means any investment by the Investor in the equity of the Company, its subsidiaries or any of their respective successor entities, whether in the form of ordinary shares of the Company or otherwise (including, for purposes of clarity, any Investments that may be made after the Award Date). If any Investment is exchanged for or converted into a different type of security (other than cash), such different security shall also be considered an Investment. Notwithstanding the foregoing, the ordinary shares of NCL Corporation Ltd. originally purchased by the Investor that were subsequently purchased by investment funds or vehicles affiliated with TPG shall not be considered Investments for purposes of this Notice of Grant.

“Invested Capital” means the aggregate U.S. dollar value of all Investments made by the Investor. The U.S. dollar value of each Investment shall be measured at the time any such Investment was originally made by the Investor.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

By your signature and the Company’s signature below, you and the Company agree that the Option is granted under and governed by the terms and conditions of the Company’s 2013 Performance Incentive Plan (the “Plan”) and the Terms and Conditions of Nonqualified Option (the “Terms”), which are attached and incorporated herein by this reference. This Notice of Grant of Option, together with the Terms, will be referred to as your Option Agreement. The Option has been granted to you in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to you. Capitalized terms are defined in the Plan if not defined herein or in the Terms. You acknowledge receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

Norwegian Cruise Line Holdings Ltd.	Date

[Grantee Name]	Date

NORWEGIAN CRUISE LINE HOLDINGS LTD.

2013 PERFORMANCE INCENTIVE PLAN

TERMS AND CONDITIONS OF NONQUALIFIED OPTION

1.	General.

These Terms and Conditions of Nonqualified Option (these “Terms”) apply to a particular option (the “Option”) if incorporated by reference in the Notice of Grant of Option (the “Grant Notice”) corresponding to that particular grant. The recipient of the Option identified in the Grant Notice is referred to as the “Grantee.” The per share exercise price of the Option as set forth in the Grant Notice is referred to as the “Exercise Price.” The effective date of grant of the Option as set forth in the Grant Notice is referred to as the “Award Date.” The exercise price and the number of shares covered by the Option are subject to adjustment under Section 7.1 of the Plan.

The Option was granted under and subject to the Norwegian Cruise Line Holdings Ltd. 2013 Performance Incentive Plan (the “Plan”). Capitalized terms are defined in the Plan if not defined herein. The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. The Grant Notice and these Terms are collectively referred to as the “Option Agreement” applicable to the Option.

2.	Vesting; Limits on Exercise; Incentive Stock Option Status.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the Grant Notice. The Option may be exercised only to the extent the Option is vested and exercisable.

•	Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100 Ordinary Shares (subject to adjustment under Section 7.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	Nonqualified Option. The Option is a nonqualified option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

3.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule applicable to the Option requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 5 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or service, or affects the right of the Company or any Subsidiary to increase or decrease the Grantee’s other compensation. Nothing in this Option Agreement, however, is intended to adversely affect any independent contractual right of the Grantee without his/her consent thereto.

4.	Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Company (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•	a written notice stating the number of Ordinary Shares to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time;

•	payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Company;

•	any written statements or agreements required pursuant to Section 8.1 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 8.5 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by one or more of the following methods (subject in each case to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any such payment method):

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	in Ordinary Shares already owned by the Grantee, valued at their fair market value (as determined under the Plan) on the exercise date;

•	a reduction in the number of Ordinary Shares otherwise deliverable to the Grantee (valued at their fair market value on the exercise date, as determined under the Plan) pursuant to the exercise of the Option; or

•	a “cashless exercise” with a third party who provides simultaneous financing for the purposes of (or who otherwise facilitates) the exercise of the Option.

5.	Early Termination of Option.

5.1 Expiration Date. Subject to earlier termination as provided below in this Section 5, the Option will terminate on the “Expiration Date” set forth in the Grant Notice (the “Expiration Date”).

5.2 Possible Termination of Option upon Certain Corporate Events. The Option is subject to termination in connection with certain corporate events as provided in Section 7.2 of the Plan.

5.3 Termination of Option upon a Termination of Grantee’s Employment or Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 5.2 above, if the Grantee ceases to be employed by or ceases to provide services to the Company or a Subsidiary, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Company or a Subsidiary is referred to as the Grantee’s “Severance Date”):

•	other than as expressly provided below in this Section 5.3, (a) the Grantee will have until the date that is 3 months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 3-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period;

•	if the termination of the Grantee’s employment or services is the result of the Grantee’s death or Total Disability (as defined below), (a) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is 12 months after the Grantee’s Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 12-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period.

For purposes of the Option, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 5.2. The Administrator shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Option Agreement.

6.	Non-Transferability.

The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.6 of the Plan.

7.	Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Company’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Grantee is no longer employed by the Company or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 7.

8.	Plan.

The Option and all rights of the Grantee under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Option Agreement. The Grantee acknowledges having read and understanding the Plan, the

Prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

9.	Entire Agreement.

This Option Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

10.	Governing Law.

This Option Agreement shall be governed by and construed and enforced in accordance with the laws of Bermuda without regard to conflict of law principles thereunder.

11.	Effect of this Agreement.

Subject to the Company’s right to terminate the Option pursuant to Section 7.2 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.

12.	Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.	Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

14.	Clawback Policy.

The Option is subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Option and repayment or forfeiture of any Ordinary Shares or other cash or property received with respect to the Option (including any value received from a disposition of the shares acquired upon exercise of the Option).

15.	Profits Units Award.

If the Grantee was previously awarded one or more awards of profits units (“Profits Units”) under the Profits Sharing Agreement for NCL Corporation Ltd., the Grantee’s acceptance of the Option shall constitute the Grantee’s consent to the treatment of such Profits Units in connection with the Company’s initial public offering and to the adoption of the Amended and Restated United States Tax Agreement for NCL Corporation Ltd. and the Exchange Agreement for NCL Corporation Ltd. annexed thereto.

16.	No Advice Regarding Grant.

The Grantee is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Grantee may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Option and any shares that may be acquired upon exercise of the Option). Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Option Agreement) or recommendation with respect to the Option. Except for the withholding rights contemplated by Section 4 above and Section 8.5 of the Plan, the Grantee is solely responsible for any and all tax liability that may arise with respect to the Option and any shares that may be acquired upon exercise of the Option.